Exhibit 99.1

FS Bancorp, Inc. and Pacific West Bancorp to Merge

MOUNTLAKE TERRACE, Wash., Feb. 25, 2026 (GLOBE NEWSWIRE) -- FS Bancorp, Inc. (“FS Bancorp”) (NASDAQ: FSBW) and Pacific West Bancorp (“Pacific West”) (OTCPK: PWBK) announced today the signing of a definitive merger agreement and plan of merger (the “Agreement”) whereby Pacific West will merge into FS Bancorp in a stock and cash transaction valued at approximately $34.6 million. As of December 31, 2025, on a pro forma consolidated basis, the combined company would have approximately $3.6 billion in assets, $3.0 billion in loans, $3.0 billion in deposits, and 31 branch locations throughout the Pacific Northwest.

Pacific West, headquartered in West Linn, Oregon, is the holding company for Pacific West Bank, with approximately $386 million in assets as of December 31, 2025. Pacific West Bank primarily serves the Greater Portland metropolitan area with four branch locations in Portland, Vancouver, West Linn, and Lake Oswego.

Matthew Mullet, President of FS Bancorp and Chief Executive Officer of 1st Security Bank of Washington, commented, “This partnership with Pacific West represents a compelling step forward in our continued expansion across the Pacific Northwest. Pacific West has built a customer focused commercial banking franchise with deep roots in the Portland-Vancouver metro area. Combining our organizations brings together complementary strengths that enhance our ability to serve our customers and communities.”

Jason Wessling, President and Chief Executive Officer of Pacific West, stated, “We are excited to join FS Bancorp, a company that shares our commitment to relationship banking and community engagement. This merger provides Pacific West with access to broader capital resources, enhanced technology, and a wider suite of products and services that will benefit our customers, employees, and the communities we serve.”

Under terms of the Agreement, the aggregate consideration will consist of 430,176 shares of FS Bancorp common stock and $16,832,742 in cash. Pacific West shareholders will have the right to elect shares of FS Bancorp common stock or cash, subject to proration as provided in the Agreement. Based on the closing price of FS Bancorp common stock of $41.26 on February 25, 2026, the consideration value for Pacific West was $34.6 million, or approximately $12.52 per share. Upon completion of the merger, Pacific West shareholders would hold, in aggregate, approximately 5.4% of FS Bancorp’s outstanding common stock.

The transaction is expected to be immediately accretive to FS Bancorp’s earnings per share, with projected 2027 EPS accretion of 7.4%, and dilutive to FS Bancorp’s tangible book value with projected TBV dilution at close of 2.2% and an earnback period of approximately 2.4 years.

The boards of directors of FS Bancorp and Pacific West have unanimously approved the proposed merger. The closing is expected to occur in the third quarter of 2026 and is subject to customary closing considerations, including obtaining approval by Pacific West’s shareholders and bank regulatory authorities.

D.A. Davidson & Co. served as financial advisor to FS Bancorp and Breyer & Associates PC served as legal counsel. Raymond James & Associates, Inc. served as financial advisor to Pacific West and Buchalter APC served as legal counsel.

About FS Bancorp, Inc.
FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon. It operates through 27 Bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities. These offices are in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington.

About Pacific West Bancorp
Pacific West Bank was formed in 2004 by local businesspeople to deliver loan and deposit product solutions through experienced and professional bankers to businesses, nonprofits, professionals, and individuals. The Bank serves the greater Portland-Vancouver Metro area with offices strategically located in Downtown Portland, Lake Oswego, West Linn, and Vancouver, WA.

Forward-Looking Statements
This press release contains forward-looking statements regarding FS Bancorp, Pacific West, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of FS Bancorp, Pacific West and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by FS Bancorp and Pacific West with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Pacific West may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. FS Bancorp and Pacific West undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information
FS Bancorp will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pacific West that also constitutes a prospectus of FS Bancorp, which will be sent to the shareholders of Pacific West. Pacific West shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about FS Bancorp, Pacific West and the proposed transaction. When filed, this document and other documents relating to the merger filed by FS Bancorp can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing FS Bancorp’s website at www.fsbwa.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from FS Bancorp upon written request to FS Bancorp, Inc., Attn: Investor Relations, 6920 220th Street SW, Mountlake Terrace, Washington 98043 or by calling (425) 771-5299.

Participants In This Transaction
FS Bancorp, Pacific West and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pacific West shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of FS Bancorp may be found in the definitive proxy statement of FS Bancorp filed with the SEC by FS Bancorp on April 7, 2025. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Pacific West will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Investor Contacts

FS Bancorp, Inc.
Phone: (425) 771-5299
Matthew D. Mullet, President of FS Bancorp and Chief Executive Officer of 1st Security Bank
Phillip D. Whittington, Chief Financial Officer of FS Bancorp

Pacific West Bancorp
Phone: (503) 912-2101
Jason Wessling, President and Chief Executive Officer